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                        INVESTMENT SUB-ADVISORY CONTRACT

                         PITCAIRN INVESTMENT MANAGEMENT

         AGREEMENT, dated as of September 5, 2001 by and between Pitcairn Investment Management (the "Adviser"), a separately identifiable division of Pitcairn Trust Company, a Pennsylvania corporation (the "Adviser"), and Standish Mellon Asset Management Company LLC, a Delaware limited liability company (the "Manager").

         WHEREAS, the Pitcairn Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

         WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, policies and restrictions;

         WHEREAS, the Adviser is the investment adviser to the Trust;

         WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract (the "Agreement"); and

         WHEREAS, the Board of Trustees of the Trust and the Adviser desire to retain the Manager to render investment advisory services to the Small Cap Growth Fund portfolio (the "Fund") in the manner and on the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and covenants hereinafter contained, the Adviser and Manager agree as follows:

1.       APPOINTMENT OF MANAGER

         The Adviser hereby appoints the Manager to act as investment adviser to the Fund and to furnish the investment advisory services described below, subject to the supervision of the Trustees of the Trust and the Adviser and in accordance with the terms and conditions of this Agreement. The Manager will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way or otherwise be deemed an agent of the Trust or Adviser except as expressly authorized in this Agreement or another writing by and among the Trust, Adviser and the Manager.

2.       SERVICES TO BE RENDERED BY THE MANAGER TO THE TRUST

         A. The Manager will have full discretionary authority to and will manage the investment and reinvestment of the assets of the Fund and determine the composition of the assets of the Fund, subject always to the direction and control of the Trustees of the Trust and the Adviser and in accordance with the provisions of the Trust's registration statement, as amended from time to time. In fulfilling its obligations to manage the investment and reinvestment of the assets of the Fund, the Manager will:


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                  (i) furnish investment research and advice and formulate and implement a continuous investment program for the Fund (a) consistent with federal and state securities laws and regulations, the Fund's compliance manual and policies and procedures and any written instructions of the Adviser, the investment objectives, policies and restrictions of the Fund as stated in the Trust's Agreement and Declaration of Trust, By-Laws, and such Fund's currently effective Prospectus. and Statement of Additional Information ("SAI") as amended from time to time and provided to the Manager pursuant to Section 2.B of this Agreement, and (b) in compliance with the requirements applicable to the management of regulated investment companies' accounts under Subchapter M of the Internal Revenue Code of 1986, as amended;

                  (ii) take whatever steps are necessary to implement the investment program for the Fund by the purchase, sale and exchange of securities and other investments, including cash, authorized under the Trust's Agreement and Declaration of Trust, By-Laws, and such Fund's currently effective Prospectus and SAI and provided to the Manager pursuant to Section 2.B of this Agreement, including the placing of orders for such purchases sales and exchanges for the account of the Trust on behalf of the Fund with such brokers and dealers as the Adviser or the Manager shall have selected; to this end, the Manager is expressly authorized as the agent of the Trust on behalf of the Fund to give instructions to the Custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust on behalf of such Fund;

                  (iii) regularly report to the Trustees of the Trust and the Adviser with respect to the implementation of the investment program and, in addition, will provide such statistical information and special reports concerning the Fund and/or important developments materially affecting the investments held, or contemplated to be purchased, by the Fund, as may reasonably be requested by the Adviser or the Trustees of the Trust, and will attend Board of Trustees' meetings, as reasonably requested, to present such information and reports to the Board;

                  (iv) provide information as reasonably requested by the Advisor or the Trustees of the Trust to assist them in the determination of the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating the Fund's net asset value in accordance with procedures and methods established by the Trustees of the Trust; and

                  (v) establish appropriate interfaces with the Trust's administrator, custodian, transfer agent, and other agents and representatives, and Adviser in order to provide such administrator and Adviser with all information reasonably requested by the administrator and Adviser necessary to the provision of the Manager's services hereunder to the Fund.

         B. To facilitate the Manager's fulfillment of its obligations under this Agreement, the Adviser will undertake the following:

                  (i) the Adviser agrees promptly to provide the Manager with all amendments or supplements to the Fund's Prospectus, SAI, the Trust's registration statement on Form N-1A ("Registration Statement"), the Trust's Agreement and Declaration of Trust, and By-Laws, and the Trust's compliance manual and policies and procedures;


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                  (ii) the  Adviser  agrees to notify the Manager expressly in writing of each change in the fundamental and nonfundamental investment policies of the Fund;

                  (iii) the Adviser agrees to provide, directly or indirectly, the Manager with such assistance as may be reasonably requested by the Manager in connection with its activities pertaining to the Fund under this Agreement, including information as to the general condition of the Fund's affairs; and

                  (iv) the Adviser will promptly provide to the Manager in writing any guidelines, policies and procedures applicable to the Manager or the Fund adopted from time to time by the Board of Trustees of the Trust and agrees to promptly provide the Manager with copies of all amendments thereto.

                  (v) The Manager shall implement any such amendment within a reasonable time after receipt of such amendment.

         C. The Manager, at its expense, will furnish: all necessary investment and management facilities, overhead expenses and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement.

         D. The Manager will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Manager will place all necessary orders with brokers, dealers, or issuers. The Manager is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Board of Trustees and described in the Trust's currently effective Prospectus and SAI, as amended from time to time and provided to the Manager pursuant to Section 2.B of this Agreement, including in particular policies and procedures in accordance with Section 17(e) and Rule 17e-1 under the Investment Company Act. In placing orders for the purchase or sale of investments for the Fund, in the name of the Trust on behalf of the Fund or its nominees, the Manager shall use its best efforts to obtain for the Fund the most favorable net price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

         Subject to any appropriate policies and procedures as may from time to time be approved by the Board of Trustees, the Manager may, to the extent authorized by Section 28(e) of the Securities and Exchange Act of 1934, cause the Fund to pay a broker or dealer that provides brokerage or research services to, the Manager, an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Manager's overall responsibilities to the Fund or its other advisory clients. To the extent authorized by Section 28(e) and the Trust's Board of Trustees, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

         E. On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Manager, the Manager, to the extent


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permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner the Manager considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

         F. The Manager will maintain all accounts, books and records generated by it with respect to the Fund as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder.

         G. The Manager will, unless and until otherwise directed by the Adviser or the Board of Trustees, vote proxies with respect to the Fund's securities, and exercise rights in corporate actions or otherwise.

3.       COMPENSATION OF MANAGER

         The Adviser will pay the Manager, with respect to the Fund, compensation at the annual rate of 70 basis points (0.70%) of the average daily value of the Fund's assets, as calculated in accordance with the computation of net asset value included in the Trust's Registration Statement, and accrued on a daily basis. In the event the calculation of any Fund's net asset value is suspended, the net asset value used for any day will be that for the last business day prior to such suspension until net asset value calculations are resumed. Payments shall be made to the Manager on the first day of each month for the preceding month or portion thereof

4.       LIABILITY OF MANAGER

         Neither the Manager nor any of its directors, officers, shareholders,or employees shall be liable to the Adviser or the Trust for any loss suffered by the Adviser or the Trust resulting from its acts or omissions as Manager to a Fund, except for losses to the Adviser or the Trust resulting from willful misconduct, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties hereunder of the Manager or any of its directors, officers or employees. The Manager, its directors, officers, shareholders or employees shall not be liable to the Adviser or the Trust for any loss suffered as a consequence of any action or inaction of other service providers to the Trust, including in failing to observe the instructions of the Manager, unless such action or inaction of such other service providers to the Trust is a result of the willful misconduct, bad faith or gross negligence in the performance of, or from reckless disregard of, the duties of the Manager, its directors, officers or employees under this Agreement. The Manager will not be responsible at any time for an addition to the fund until notification of such addition has been confirmed by the Manager in writing to the Adviser (or another person designated in writing to the Manager by the Adviser, which person may be the Fund's administrator or other service provider), provided, however, that the Manager shall promptly send such confirmation once it has received notification of each addition. The written confirmation may be by fax, or any other means agreed to by the parties.


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5.       INDEMNIFICATIONS

         A. The Adviser shall indemnify the Manager and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (which shall not include the Trust or any Fund) (collectively, "Manager Related Persons") to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees (collectively "Losses"), incurred by the Manager or Manager Related Persons arising from or in connection with this Agreement or the performance by the Manager or Manager Related Persons of its or their duties hereunder so long as such Losses arise out of the Adviser's gross negligence, willful misconduct or bad faith in performing its responsibilities hereunder or under its agreements with the Trust, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust's Registration Statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reasonable reliance upon information furnished to the Adviser or the Trust by the Manager or a Manager Related Person specifically for inclusion in the Registration Statement or any amendment or supplement thereto, except to the extent any such Losses referred to in this paragraph A result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Manager or a Manager Related Person in the performance of any of its duties under, or in connection with, this Agreement.

         B. The Manager shall indemnify the Adviser and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (collectively, "Adviser Related Persons") to the fullest extent permitted by law against any and all Losses incurred by the Adviser or Adviser Related Persons arising from or in connection with this Agreement or the performance by the Adviser or Adviser Related Persons of its or their duties hereunder so long as such Losses arise out of the Manager's gross negligence, willful misconduct or bad faith in performing its responsibilities hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust's Registration Statement, or any amendment thereof or any supplement thereto or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, in any case only to the extent that such statement or omission was made in reasonable reliance upon and in accordance with written information furnished by the Manager or Manager Related Person to the Adviser or the Trust specifically for inclusion in the Registration Statement or any amendment or supplement thereto, except to the extent any such Losses referred to in this paragraph (I.E., paragraph B) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Adviser or a Adviser Related Person in the performance of any of its duties under, or in connection with, this Agreement.

         C. The indemnifications provided in this Section 10 shall survive the termination of this Agreement. Neither party shall be obligated under this
Section 5 to make any payment in


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respect of a settlement unless such party shall have consented thereto, such consent not to be withheld or delayed unreasonably.

6.       NON-EXCLUSIVITY

         The services of the Manager to the Fund and the Trust are not to be deemed to be exclusive, and the Manager shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies. The Adviser understand that nothing in this Agreement will in any way limit or restrict the Manager or any of its officers, directors, or employees from buying, selling, or trading in any securities (including securities purchased or sold for the Portfolio) for its own or their own accounts or for the accounts of other clients, consistently with applicable law and fiduciary duties. The Adviser acknowledges that variations may arise in the allocation of investment opportunities between the Portfolio and other accounts which the Manager manages. Although the Manager will allocate such opportunities in a manner which it believes to be equitable consistent with applicable law and the Manager's fiduciary duty to the Fund, there can be no assurance that a particular investment opportunity which comes to the attention of the Manager will be allocated in any particular manner. Other accounts managed by the Manager may have different investment objectives, policies, or considerations than the Portfolio, therefore decisions as to purchases and sales for each account are made separately and independently in accordance with the investment objectives and purposes of each account.

7.       SUPPLEMENTAL ARRANGEMENTS

         The Manager may enter into arrangements with other persons affiliated with the Manager for the provision of certain personnel and facilities to the Manager to better enable it to fulfill its duties and obligations under this Agreement. As used in this Agreement, any reference to the "Manager" refers also to such affiliate.

8.       REGULATION

         The Manager shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

9.       RECORDS

         The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Manager such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Manager free from any


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claim or retention of rights therein except that the Manager shall be entitled to retain copies of such records as the Manager is required by law to retain. The Manager shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

10.      DURATION OF AGREEMENT

         This Agreement shall become effective with respect to the Fund on the date of its execution, or if later, the date of the commencement of operations of the Fund. This Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees or majority of outstanding voting securities, provided that in such event such continuance shall also be approved by the vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) ("Independent Trustees") of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

11.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time, without the payment of any penalty, (A) by the Adviser at the direction of the Board of Trustees, including a majority of the Independent Trustees, (B) by the vote of a majority of the outstanding voting securities of the Fund, on thirty (30) days' written notice to the Adviser and the Manager, or (C) by the Adviser or Manager on thirty (30) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the Investment Management Agreement between the Adviser and the Trust is assigned or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within ten (10) days after written notice.

12.      PROVISION OF CERTAIN INFORMATION BY MANAGER

         The Manager will promptly notify the Adviser in writing of the occurrence of any of the following events:

         A. the Manager fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Manager is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

         B. the Manager is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Manager as they relate to the Manager's responsibilities under this Agreement; and/or


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         C.   the portfolio manager or managers of the Fund change or there occurs any assignment of the Manager.

13.      USE OF MANAGER'S NAME

         The Adviser will not use the Manager's name (or that of any affiliate) in Trust literature without prior review and approval by the Manager, which may not be unreasonably withheld or delayed.

14.      AMENDMENTS TO THE AGREEMENT

         Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the Securities and Exchange Commission ("SEC"), this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Fund (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or the Trust has obtained an exemption from the voting requirements of Section 15) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other portfolio affected by the amendment or all the portfolios of the Trust.

15.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement of the parties with respect to the Fund.

16.      HEADINGS

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

17.      NOTICES

         All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of each applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. The specific person to whom notice shall be provided with respect to the Manager shall be President, and with respect to the Adviser shall be its Corporate Counsel, unless another person is specified in writing to the other party. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.


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18.      SEVERABILITY

         Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

19.      GOVERNING LAW

         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                             PITCAIRN TRUST COMPANY, on behalf of
                             PITCAIRN INVESTMENT MANAGEMENT, a division thereof

                             By:
                                ------------------------------------------------
                             Name:  Lawrence R. Bardfeld
                             Title: Executive Vice President and Chief Legal
                                    Officer

                             STANDISH MELLON ASSET MANAGEMENT COMPANY LLC

                             By:
                                ------------------------------------------------
                             Name:
                             Title: